Exhibit 99.1

Distribution Solutions Group Amends and Expands Credit Facility to Fuel Strategic Growth

FORT WORTH, TEXAS, December 22, 2025—Distribution Solutions Group, Inc. (NASDAQ: DSGR) (“DSG” or the “Company”), a leading specialty distribution company, announced the successful amendment and expansion of its senior secured credit facility through 2030.

The new facility includes $700 million of term debt and a revolving credit arrangement of $400 million, a $255 million increase over the existing revolver. Borrowings under the facility will bear interest at SOFR plus 100-275bps depending on financial leverage. The amended facility also includes a $500 million uncommitted accordion feature compared to $300 million under the existing facility. The facility has a 5% amortization factor on the term debt portion and is due December 2030.

Bryan King, DSG’s Chairman and Chief Executive Officer, commented, “We are very pleased to complete the expansion of our senior secured credit facility, which was oversubscribed due to strong market interest and confidence in our growth plans. We value the strong relationships with our lender group and their continued commitment to DSG. This expanded facility enhances our access to capital, strengthens our balance sheet and provides greater financial flexibility to pursue high-ROIC organic and inorganic opportunities. It underscores our commitment to delivering long-term value for our shareholders.”

JPMorgan Chase Bank N.A. serves as Administrative Agent, Joint Lead Arranger and Joint Bookrunner.

About Distribution Solutions Group, Inc.

Distribution Solutions Group (“DSG”) is a leading multi-platform specialty distribution company providing high-touch, value-added distribution solutions to the Maintenance, Repair & Operations (MRO), Original Equipment Manufacturer (OEM) and industrial technologies markets. DSG was formed through the strategic combination of Lawson Products, a leader in MRO distribution of C-parts, Gexpro Services, a leading global supply chain services provider to manufacturing customers, and TestEquity, a leader in electronic test & measurement solutions.

Through its collective businesses, DSG is dedicated to helping customers reduce total costs of operation by improving productivity and efficiency with the right products, expert technical support and fast, reliable delivery to be a one-stop solution provider. DSG serves approximately 200,000 customers across diverse end markets, supported by approximately 4,400 dedicated employees and strong vendor partnerships. DSG ships from strategically located distribution and service centers to customers in North America, Europe, Asia, South America and the Middle East.

For more information on Distribution Solutions Group, please visit www.distributionsolutionsgroup.com.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the “safe-harbor” provisions under the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. The Terms “aim,” “anticipate,” “believe,” “contemplates,” “continues,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely,” “may,” “might,” “objective,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “shall,” “should,” “strategy,” “will,” “would,” and variations of them and other words and terms of similar meaning and expression (and the negatives of such words and terms) are intended to identify forward-looking statements.

Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks, uncertainties and assumptions, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. DSG can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and DSG cautions readers not to place undue reliance on such statements. DSG undertakes no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise. Each forward-looking statement speaks only as of the date on which such statement is made, and DSG undertakes no obligation to update any such statement to reflect events or circumstances arising after such date. Actual results may differ materially from those projected as a result of certain risks and uncertainties. Factors that could cause or contribute to such differences or that might otherwise impact DSG’s business, financial condition and results of operations include the risks that DSG may encounter difficulties integrating the business of DSG with the business of other companies that DSG has combined with or may otherwise combine with and that certain assumptions with respect to such business or transactions could prove to be inaccurate. Certain risks associated with DSG’s business are also discussed from time to time in the reports DSG files with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K or other reports the Company may file from time to time with the Securities and Exchange Commission, which should be reviewed carefully.

Contacts

Company:

Distribution Solutions Group, Inc.

Ronald J. Knutson

Executive Vice President, Chief Financial Officer and Treasurer

1-888-611-9888

Investor Relations:

Three Part Advisors, LLC

Steven Hooser / Sandy Martin

214-872-2710 / 214-616-2207

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